Exhibit 10.1

CONFIDENTIAL

February 14, 2013

Alkermes Pharma Ireland Limited
Connaught House
1 Burlington Road
Dublin 4, Ireland
Attn:  Kathryn L. Biberstein, Secretary

Re:  Amendment No. 3 to the Amended and Restated License Agreement and the Supply Agreement

Dear Ms. Biberstein:

Acorda Therapeutics, Inc. (“Acorda”) and Alkermes Pharma Ireland Limited (“Alkermes”) have agreed to enter into this Amendment No. 3 to the Amended and Restated License Agreement and the Supply Agreement (“Amendment No. 3”) to establish the basis on which certain payments under the Agreements (as defined below) are made to Alkermes by Acorda pursuant to the Agreements.

Background:

Acorda and Elan Corporation, plc. (“Elan”) were parties to (i) an Amended and Restated License Agreement, dated September 26, 2003, as amended (the “License Agreement”), and (ii) a Supply Agreement, dated September 26, 2003, as amended (the “Supply Agreement” and, collectively, the “Agreements”).  Pursuant to assignments of the Agreements, Alkermes became the successor in interest to all of Elan’s rights and obligations under the Agreements.

Capitalized terms used in this Amendment No. 3 shall have the meaning set forth in the License Agreement or the Supply Agreement (as applicable) unless otherwise defined herein.

Agreement:

In consideration of the premises and the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Article 5.6. of the License Agreement.  The title of Article 5.6 of the License Agreement shall be deleted in its entirety and replaced with a new title which shall read as follows: “5.6 Elan Royalty:”

2. Product Supplied for United States.

a. Article 5.6.1.1 of the License Agreement.  Article 5.6.1.1 of the License Agreement shall be deleted in its entirety and replaced with a new Article 5.6.1.1 which shall read as follows:

“5.6.1.1	(a)
In respect of the Elan Royalty, where Elan manufactures and supplies the Product for use (other than a use covered by other provisions of this Agreement or provisions otherwise agreed to in writing by authorized representatives of the Parties) or sale in the United States, upon delivery of such Product, Elan shall render an invoice to Acorda in respect of the quantities of Product delivered to Acorda for a sum calculated by reference to four per cent (4%) of the then-applicable Notional NSP for the United States and the quantity of such Product supplied. Acorda shall pay this invoice within thirty (30) days of the date of such invoice.

(b)
Within forty-five (45) days after the end of each calendar quarter during the term of this Agreement in which any such Product has been supplied pursuant to Article 5.6.1.1(a), Acorda shall, pursuant to Article 5.9.1, provide a Statement to Elan setting forth the actual NSP for Product sold in the United States in such calendar quarter that is relevant to such Product supplied.  The Statement shall also set forth a calculation of the total Elan Royalty payable to Elan for the Product supplied by Elan during such calendar quarter pursuant to Article 5.6.1.1(a) by reference to ten per cent (10%) of such actual NSP and the amount of such Product supplied by Elan.  Acorda will owe Elan the difference between (i) the amount calculated by reference to ten per cent (10%) of such actual NSP and the amount of such Product supplied by Elan, minus (ii) the amount paid or payable pursuant to Article 5.6.1.1(a) for such calendar quarter.  If such difference is positive, Acorda shall pay such amount to Elan within forty-five (45) days after the end of such calendar quarter; if such difference is negative, Elan shall credit such overpayment to Acorda against monies owed for Product subsequently supplied to Acorda pursuant to this Agreement.

(c)
For the avoidance of doubt the Parties agree that if for whatever reason the Product supplied by Elan to Acorda pursuant to Article 5.6.1.1(a) during the previous calendar quarter which meets the Specifications and the applicable law and regulatory requirements is not sold by Acorda, payment to Elan of the total Elan Royalty for such Product shall nonetheless be effected and the price of the Product shall be determined by reference to the NSP calculated pursuant to the provisions of Article 5.6.1.1(b).

For example:  If on January 1, 2012, Elan delivers 1000 units of Product for sale in the United States, upon delivery of such Product, Elan shall render an invoice to Acorda for four per cent (4%) of the then-applicable Notional NSP for the United States of $570.45 for a total amount of $22,818 (4% x $570.45 x 1000).  Acorda shall pay this invoice on or before January 31, 2012.  On or before May 15, 2012, Acorda shall provide a Statement to Elan setting forth the actual NSP of $610 for Product sold in the United States during the calendar quarter ending March 31, 2012.  During the calendar quarter ending March 31, 2012 only 600 units of Product were sold; the remaining 300 units of Product were sold during the calendar quarter ending June 30, 2012 and the final 100 units of Product were never sold.  Notwithstanding the foregoing, on or before May 15, 2012, Acorda shall pay to Elan $38,182 with respect to the 1000 units of Product delivered on January 1, 2012 (10% x $610 x 1000 = $61,000 - $22,818).”

b. Article 9.3.3(a) of the Supply Agreement.  Article 9.3.3 of the Supply Agreement shall be deleted in its entirety and replaced with new Articles 9.3.3(a), 9.3.3(b) and 9.3.3(c).  Article 9.3.3(a) shall read as follows:

“9.3.3	(a)
Upon supply to Acorda of Product for use (other than a use covered by other provisions of this Agreement or provisions otherwise agreed to in writing by authorized representatives of the Parties) or sale in the United States, Elan shall render an invoice in respect of the quantities of Product delivered to Acorda for a sum calculated by reference to eight per cent (8%) of the then-applicable Notional NSP for the United States.  Acorda shall pay such invoice within thirty (30) days of the date of such invoice (or, through March 2012, within sixty (60) days of the date of such invoice).  Within forty-five (45) days after the end of each calendar quarter during the term of this Agreement in which Elan has supplied Product pursuant to this Article 9.3.3(a), Acorda shall provide a Statement to Elan setting forth the actual NSP (as defined in the License Agreement) for Product sold in the United States in such calendar quarter that is relevant to such Product supplied, and Acorda will owe Elan the difference between (i) the amount calculated by reference to eight per cent (8%) of such actual NSP and the amount of such Product supplied by Elan in such calendar quarter, which shall be the “Supply Price,” minus (ii) the amount paid or payable pursuant to the previous sentence.  If such difference is positive, Acorda shall pay such amount concurrently with the delivery of such Statement; if such difference is negative, Elan shall credit such overpayment to Acorda against monies owed for Product subsequently supplied to Acorda pursuant to this Agreement.

For example:  If on January 1, 2012, Elan delivers 1000 units of Product for sale in the United States, upon delivery of such Product, Elan shall render an invoice to Acorda for eight per cent (8%) of the then-applicable Notional NSP for the United States of $570.45 for a total amount of $45,636 (8% x $570.45 x 1000).  Acorda shall pay this invoice on or before January 31, 2012.  On or before May 15, 2012, Acorda shall provide a Statement to Elan setting forth the actual NSP of $610 for Product sold in the United States during the calendar quarter ending March 31, 2012.  Concurrently with the delivery of the
Statement, Acorda shall pay to Elan $3,164 with respect to the 1000 units of Product delivered on January 1, 2012 (8% x $610 x 1000 = $48,800 - $45,636).”

c.           Article 5.6.1.3 of the License Agreement.  Article 5.6.1.3 of the License Agreement shall be deleted in its entirety and replaced with a new Article 5.6.1.3 which shall read as follows:

“5.6.1.3
In respect of the Elan Royalty, where Elan does not manufacture and supply the Product but the Product is supplied to Acorda by a third party(ies) for use (other than a use covered by other provisions of this Agreement or provisions otherwise agreed to in writing by authorized representatives of the Parties) or sale in the United States, within forty-five (45) days after the end of each calendar quarter during the term of this Agreement in which any such Product has been supplied (or, through March 2012, within sixty (60) days after the end of each such calendar quarter), pursuant to Article 5.9.1, Acorda shall provide a Statement to Elan setting forth the actual NSP for Product sold in the United States in such calendar quarter that is relevant to such Product supplied and the amount of such Product supplied by such third party(ies) in such calendar quarter.  The Statement shall also set forth a calculation of the total Elan Royalty payable to Elan for such Product supplied by such third party(ies) in such calendar quarter by reference to ten per cent (10%) of such actual NSP and the amount of such Product supplied.  Such total Elan Royalty shall be paid by Acorda to Elan within forty-five (45) days after the end of each calendar quarter during the term of this Agreement (or, through March 2012, within sixty (60) days after the end of each calendar quarter during the term of this Agreement).”

3. Product Supplied for Countries other than the United States.

a. Article 5.6.1.2.  Article 5.6.1.2 of the License Agreement shall be deleted in its entirety and replaced with a new Article 5.6.1.2 which shall read as follows:

“5.6.1.2
In respect of the Elan Royalty, where Elan manufactures and supplies the Product for sale in countries other than the United States, within forty-five (45) days after the end of each calendar quarter during the term of this Agreement in which any such Product has been sold, pursuant to Article 5.9.1, Acorda shall provide a Statement to Elan setting forth the actual NSP for Product sold in each such country in such calendar quarter that is relevant to the Product supplied by Elan, on a country-by-country basis.  The Statement shall also set forth a calculation of the total Elan Royalty payable to Elan for such Product supplied by Elan that has been actually sold during such calendar quarter by reference to ten per cent (10%) of such actual NSP and the amount of such Product sold, on a country by country basis.  Such total Elan Royalty shall be paid by or on behalf of Acorda to Elan within forty-five (45) days after the end of each calendar quarter during the term of this Agreement.

For example:  On January 1, 2012, Elan delivers 1000 units of Product for sale in Germany.  During the calendar quarter ending March 31, 2012 only 600 units of Product were sold; during the calendar quarter ending June 30, 2012, 300 units of Product were sold; the remaining 100 units of Product were never sold.  On or before

May 15, 2012, Acorda shall provide a Statement to Elan setting forth the actual NSP of $610 for Product sold in Germany during the calendar quarter ending March 31, 2012.  On or before May 15, 2012, Acorda shall pay to Elan $36,600 with respect to the 600 units of Product sold during the calendar quarter ending March 31, 2012 (10% x $610 x 600).  On or before August 14, 2012, Acorda shall provide a Statement to Elan setting forth the actual NSP of $610 for Product sold in Germany during the calendar quarter ending June 30, 2012.  On or before August 14, 2012, Acorda shall pay to Elan $18,300 with respect to the 300 units of Product sold during the calendar quarter ending June 30, 2012 (10% x $610 x300).  Elan shall receive no Elan Royalty for the 100 units of Product that were never sold.”

b. Article 9.3.3(b) of the Supply Agreement.  Article 9.3.3 of the Supply Agreement shall be deleted in its entirety and replaced with new Articles 9.3.3(a), 9.3.3(b) and 9.3.3(c).  Article 9.3.3(b) shall read as follows:

“9.3.3	(b)
Upon supply to Acorda of Product for use (other than a use covered by other provisions of this Agreement or provisions otherwise agreed to in writing by authorized representatives of the Parties) or sale in countries other than the United States, Elan shall render an invoice in respect of the quantities of Product delivered to Acorda for a sum calculated by reference to eight per cent (8%) of the then-applicable Notional NSP for each of the countries other than the United States for which such Product was supplied.  Acorda shall pay such invoice within thirty (30) days of the date of such invoice (or, through July 2013, within sixty (60) days of the date of such invoice).  Within forty-five (45) days after the end of each calendar quarter during the term of this Agreement in which Elan has supplied Product pursuant to this Article 9.3.3(b), Acorda shall provide a Statement to Elan setting forth the actual NSP for Product sold in each of the countries other than the United States in such calendar quarter that is relevant to such Product supplied, on a country by country basis, and Acorda will owe Elan the difference between (i) the amount calculated by reference to eight per cent (8%) of such actual NSP and the amount of such Product supplied by Elan in such calendar quarter, on a country by country basis, which shall be the “Supply Price,” minus (ii) the amount paid or payable pursuant to the previous sentence.  If such difference is positive, Acorda shall pay such amount concurrently with the delivery of such Statement; if such difference is negative, Elan shall credit such overpayment to Acorda against monies owed for Product subsequently supplied to Acorda pursuant to this Agreement.

For example:  If on January 1, 2012, Elan delivers 1000 units of Product for sale in Germany, upon delivery of such Product, Elan shall render an invoice to Acorda for eight per cent (8%) of the then-applicable Notional NSP for countries other than the United States of $570.45 for a total amount of $45,636 (8% x $570.45 x 1000).  Acorda shall pay this invoice on or before March 1, 2012.  On or before May 15, 2012, Acorda shall provide a Statement to Elan setting forth the actual NSP of $610 for Product sold in

Germany during the calendar quarter ending March 31, 2012.  Concurrently with the delivery of the Statement, Acorda shall pay to Elan $3,164 with respect to the 1000 units of Product delivered on January 1, 2012 (8% x $610 x 1000 = $48,800 - $45,636).”

c.           Article 5.6.1.4 of the License Agreement.  A new Article 5.6.1.4 shall be added to the License Agreement which shall read as follows:

“5.6.1.4
In respect of the Elan Royalty, where Elan does not manufacture and supply the Product but the Product is supplied to Acorda or its Designee by a third party(ies) for sale in countries other than the United States, within forty-five (45) days after the end of each calendar quarter during the term of this Agreement in which any such Product has been sold (or, through July 2013, within sixty (60) days after the end of each such calendar quarter), pursuant to Article 5.9.1, Acorda shall provide a Statement to Elan setting forth the actual NSP for Product sold in each of the countries other than the United States in such calendar quarter that is relevant to the Product supplied by such third party(ies), on a country by country basis.  The Statement shall also set forth a calculation of the total Elan Royalty payable to Elan for such Product supplied by such third party(ies) that has been actually sold during such calendar quarter by reference to ten per cent (10%) of such actual NSP and the amount of such Product sold, on a country by country basis.  Such total Elan Royalty shall be paid by or on behalf of Acorda to Elan within forty-five (45) days after the end of each calendar quarter during the term of this Agreement (or, through July 2013, within sixty (60) days after the end of each calendar quarter during the term of this Agreement).”

4. Article 5.6.1.5 of the License Agreement.  A new Article 5.6.1.5 shall be added to the License Agreement which shall read as follows:

“5.6.1.5
The Parties agree that all examples in this Article 5.6.1 are for illustrative purposes only and are not intended to describe all the possible scenarios with respect to payments under Article 5.6.1 nor are they intended to modify the terms of this Agreement nor is the use of a particular dollar amount for NSP in multiple countries or multiple calendar quarters intended to imply that NSP would not vary between countries and/or between calendar quarters, and Article 5.6.1 shall not be deemed to supersede any provisions of this Agreement that provide for a lower Elan Royalty.”

5. Article 9.3.3(c) of the Supply Agreement.  Article 9.3.3 of the Supply Agreement shall be deleted in its entirety and replaced with new Articles 9.3.3(a), 9.3.3(b) and 9.3.3(c).  Article 9.3.3(c) shall read as follows:

“9.3.3	(c)	The Parties agree that all examples in this Article 9.3.3 are for illustrative purposes only and are not intended to describe all the possible scenarios with respect to payments under Article 9.3.3 nor are they intended to modify the terms of this Agreement nor is the use of a particular dollar amount for NSP in multiple countries or multiple calendar quarters intended to imply that NSP would not vary between countries and/or between calendar quarters, and Article 9.3.3 shall not be deemed to supersede any provisions of this Agreement that provide for a lower Supply Price.”

6. Determination of Notional NSP and NSP.  Notional NSP and NSP will be determined based on the sales of Product by Acorda or its Designee to a third party that is not an Affiliate of Acorda or affiliated with its Designee; sales between Acorda and its Designee will also be disregarded.

7. Previous Payments.  The provisions of Sections 1 through 6 and Section 8 of this Amendment No. 3 shall apply to Product manufactured and supplied prior to, on or after the date of this Amendment No. 3, and, notwithstanding Article 5.8 of the License Agreement, any amounts paid to Alkermes pursuant to the Agreements prior to the date of this Amendment No. 3 with respect to any Product manufactured and supplied shall be credited to the amounts due under the Agreements, as modified by this Amendment No. 3.

8. Article 9.6 of the Supply Agreement.  The first two paragraphs of Article 9.6 of the Supply Agreement shall be deleted in their entirety.

9. Notional NSP.  Effective December 31, 2012, the Notional NSP definition in the License Agreement is hereby deleted in its entirety and replaced with a new definition which shall read as follows:

“‘Notional NSP’ shall mean the estimated NSP of Product at the applicable time, which shall be provided by Acorda to Elan for both (i) the United States and (ii) all countries other than the United States, in each case, within ninety (90) days prior to commencement of each calendar year during the term of this Agreement.

Unless otherwise agreed in writing by the Parties, the applicable Notional NSPs shall be calculated by reference to (i) the average NSP in the United States and (ii) the weighted average NSP (by sales volume) in all countries other than the United States, in each case as evidenced by the last four (4) Statements delivered to Elan pursuant to Article 5.9.1.”

10. Notices.  The addresses for notices to Acorda and Alkermes pursuant to Article 12.12.1 of the License Agreement and Article 14.12.1 of the Supply Agreement shall be as follows:

If to Accorda:

Acorda Therapeutics, Inc.
420 Saw Mill River Road

Ardsley, New York 10502
United States of America
Attention: Chief Executive Officer
Fax: +1-914-606-9572

With a copy to

Attention: General Counsel
at the same address
Fax: +1-914-606-9737

If to Alkermes:

Alkermes Pharma Ireland Limited
Connaught House
1 Burlington Road
Dublin 4, Ireland
Fax: +353 1 772 8001
Attention: Secretary

With a copy to:

Attention:  Vice President, Alliance Management
at the same address
Fax: +353 1 772 8001

11. No Other Amendments.  Except as expressly set out in this Amendment No. 3, all terms and conditions of the Agreements remain unchanged and continue to be in full force and effect.

12. Counterparts and Facsimile Signatures.  This Amendment No. 3 may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

13. Modification.  This Amendment No. 3 may not be modified unless such modification is made in writing, references this Amendment No. 3 and is signed by the Parties by their respective officers thereunto duly authorized.

14. Governing Law.  This Amendment No. 3 shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

15. Severability.  If, under applicable law, any provision of this Amendment No. 3 is determined to be invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Amendment No. 3 (“Severed Clause”), the Parties mutually agree that this Amendment No. 3 shall endure except for the Severed Clause.  The Parties shall consult and use commercially reasonable efforts to agree upon a valid and enforceable provision that shall be a reasonable substitute for such Severed Clause in light of the intent of this Amendment No. 3.

[Remainder of Page Intentionally Left Blank]

By its signature below, Acorda acknowledges its agreement with the provisions of this Amendment No. 3.  Please sign below to acknowledge Alkermes’ agreement with the provisions of this Amendment No. 3 and return a copy to my attention.

Sincerely,
Acorda Therapeutics, Inc.

By: /s/ Ron Cohen, M.D.
       Ron Cohen, M.D.
       President & CEO

Acknowledged and Agreed on behalf of Alkermes Pharma Ireland Limited:

By: /s/Peter Thornton
Name:  Peter Thornton
Title:  Director